UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
FirstEnergy
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(The following letter was mailed by FirstEnergy Corp. on May 1, 2007 to certain institutional holders of its common stock.)

FirstEnergy Corp. Letterhead

May 1, 2007

Dear Shareholder:

We value your support of FirstEnergy and our leadership team.  In 2006, we achieved our strongest financial and operating performance since FirstEnergy’s inception.  In addition, over the last three years, we have:

•                  Achieved an annualized total shareholder return of 24 percent;

•                  Increased our market capitalization by $7.6 billion (66 percent); and

•                  Returned over $3 billion to shareholders in the form of share repurchases and common stock dividends.

Just as important, we have made this significant financial progress while keeping a strong focus on good corporate governance.  In fact, we are outperforming nearly 90 percent of companies in both the S&P 500 and the Utilities Group in the Institutional Shareholder Services Inc. (ISS) Corporate Governance Quotient — a commonly used measure of corporate governance effectiveness.

In spite of this strong performance, ISS and other voting advisory firms, based on their own voting policies, have recommended that votes be withheld from existing director nominees.  As you carefully weigh your voting options, I ask that you consider the outstanding leadership provided by our Board in supporting our financial and governance performance and that you vote in favor of all director nominees.

I appreciate your consideration of our position on this issue.  If you would like to discuss this matter, or any other issue regarding our Proxy Statement, please contact our Vice President and Corporate Secretary, David Whitehead, at 330-761-4400.

Thank you for your continued support of FirstEnergy.

Sincerely,

/s/ Anthony J. Alexander
Anthony J. Alexander

IMPORTANT INFORMATION

FirstEnergy Corp. (“FirstEnergy”) filed a definitive proxy statement in connection with its 2007 annual meeting of shareholders with the Securities and Exchange Commission on April 2, 2007.  FIRSTENERGY SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT CAREFULLY, AS IT CONTAINS IMPORTANT INFORMATION.  Shareholders are able to obtain additional copies of FirstEnergy’s definitive proxy statement and any other documents filed by FirstEnergy with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov.  Copies of FirstEnergy’s definitive proxy statement are also available for free at FirstEnergy’s Internet website at www.firstenergycorp.com/ir or by writing to Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308-1890.

INFORMATION REGARDING PARTICIPANTS

Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of FirstEnergy’s shareholders is available in FirstEnergy’s definitive proxy statement filed with the Securities and Exchange Commission on April 2, 2007.